Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS

1Q26 Sales of $404 million, up 7% versus prior year
1Q26 Earnings Per Share of ($0.58); Adjusted Earnings Per Share of ($0.50)
1Q26 Cash Flow from Operations of ($15) million
Evaluating Expansion of Integrated Ammonia Platform to Meet Growing Regional Demand for Diesel Exhaust Fluid (DEF)
Appointed Patrick Day as SVP and CFO, effective April 27th

Parsippany, N.J., May 8, 2026 - AdvanSix (NYSE: ASIX), a vertically integrated chemistry company serving diverse end markets, today announced its financial results for the first quarter ending March 31, 2026. Overall, the Company navigated a dynamic market environment while progressing on key growth, cost savings and strategic initiatives.
First Quarter 2026 Summary
"The AdvanSix team delivered a solid first quarter performance consistent with our expectations while navigating a number of headwinds, including the early quarter winter storm-related impacts and new geopolitical challenges amid continued subdued industrial end market demand,” said Erin Kane, president and CEO of AdvanSix. "We generated 7% sales growth year-over-year, supported by improvements in Chemical Intermediates volume and Plant Nutrients market pricing, partially offsetting the margin impacts driven by increased sulfur and natural gas costs. We remain well positioned to serve our customers across our diversified portfolio including fertilizer as the domestic planting season progresses, in chemical intermediates amid a tightening acetone global supply and demand environment, and across a modestly recovering nylon industry supporting expected meaningful sequential performance improvement into the second quarter."
Summary first quarter 2026 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2026	1Q 2025 (1)
Sales	$404,183	$377,791
Net Income (loss)	(15,546)	23,344
Diluted Earnings Per Share	(0.58)	0.86
Adjusted Diluted Earnings Per Share (2)	(0.50)	0.93
Adjusted EBITDA (2)	4,756	51,626
Adjusted EBITDA Margin % (2)	1.2%	13.7%
Cash Flow from Operations	(15,332)	11,443
Capital Expenditures	35,936	34,062
Free Cash Flow (2)(3)	(51,268)	(22,619)
(1) 1Q 2025 includes ~$26 million pre-tax income benefit from insurance proceeds reflected in Cost of Goods Sold
(2) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(3) Net cash provided by operating activities less capital expenditures

Sales of $404 million in the quarter increased approximately 7% versus the prior year comprised of 6% volume growth and 1% favorable price. Sales volume growth was primarily driven by favorable Chemical Intermediates sales. Market-based pricing improved by 3% primarily driven by an increase in Plant Nutrients reflecting higher nitrogen pricing amid increased sulfur input costs. Raw material pass-through pricing was down 2% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products).

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	1Q 2026		1Q 2025
	Sales	% of Total	Sales	% of Total
Nylon	$88,467	22%	$88,369	23%
Caprolactam	67,768	17%	67,432	18%
Plant Nutrients	140,635	35%	128,240	34%
Chemical Intermediates	107,313	26%	93,750	25%
Total	$404,183	100%	$377,791	100%

Adjusted EBITDA of $4.8 million in the quarter decreased $46.9 million versus the prior year primarily driven by the absence of $26 million of prior year insurance proceeds, the unfavorable impact of higher sulfur and natural gas raw material prices, and higher plant costs primarily driven by utilities costs and $11 million of winter storm impact.

Adjusted earnings per share of ($0.50) decreased $1.43 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of ($15.3) million in the quarter decreased $26.8 million versus the prior year primarily due to lower net income including the impact of insurance proceeds, partially offset by net changes in working capital. Capital expenditures of $35.9 million in the quarter increased $1.9 million versus the prior year, as expected.

Outlook
•Anticipate balanced U.S. ammonium sulfate supply and demand fundamentals in heart of domestic planting season amid meaningfully higher sulfur input costs
•Acetone spread over propylene costs expected to hold near cycle averages for the full year 2026
•Continue to optimize Nylon Solutions production output, inventories and sales volume mix in extended soft industrial end market environment
•Continue to expect Capital Expenditures of $75 to $95 million in 2026 versus approximately $116 million in 2025, reflecting risk-based prioritization of base investments and enterprise programs with continued progression of growth programs including SUSTAIN
•Now expect pre-tax income impact of plant turnarounds to be $17 to $22 million in 2026 versus approximately $25 million in 2025
•Expect cash flow benefit in 2026 and beyond from 45Q carbon capture tax credits and 100% bonus depreciation

Integrated Ammonia Platform - Diesel Exhaust Fluid (DEF) Growth Project
AdvanSix announced yesterday it has entered into a process design and licensing agreement to assess expansion of its integrated ammonia platform at its Hopewell, Virginia site to supply the growing DEF market. Leveraging its integrated ammonia operations, manufacturing capabilities of required feedstocks and advantaged geographic location, the Company is well positioned to provide reliable, domestic supply into a high‑demand regional market, with no expected impact to ammonium sulfate fertilizer production. The Company is progressing through Front End Engineering and Design (FEED) work with a final investment decision targeted for the first half of 2027. The Company anticipates a multi-year capital investment supporting attractive financial returns, which align with the Company's long-term value creation objectives, following expected operational start up in 2029.

"Our strategic initiatives, unique combination of assets and business model are core to our durable competitive advantage and long-term positioning. Our global low-cost position in vertically integrated caprolactam production serves us well. In addition, ammonia and sulfuric acid platform integration coupled with a leading granular crystallization technology position underpins how we win in Plant Nutrients. We are progressing our SUSTAIN ammonium sulfate growth program and have now announced another high-return growth opportunity to further expand through our core assets to serve the growing DEF market. These capabilities, combined with our asset utilization agility and diversified product and end market mix, position us to navigate cycles and capitalize on emerging opportunities. We remain focused on delivering on controllable levers including our non-manpower fixed cost savings program, risk-based prioritization of our capital investments and carbon capture tax credits to support through-cycle profitability and improved cash flow generation,” concluded Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on June 2, 2026 to stockholders of record as of the close of business on May 19, 2026.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2026 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on May 8 until 12 noon ET on May 15 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international). The access code is 2291728.

About AdvanSix
AdvanSix is a vertically integrated chemistry company that produces essential materials for our customers across diverse end markets. Our value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed legislation or regulatory, trade or other policies in or impacting the U.S., the conflict between Russia and Ukraine, the conflicts in Israel, Gaza and Iran, and related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with potential use of artificial intelligence in our operations or those of third party service providers; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics, geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$17,574	$19,766
Accounts and other receivables – net	207,607	154,102
Inventories – net	201,358	236,495
Taxes receivable	22,092	21,605
Other current assets	5,360	8,639
Total current assets	453,991	440,607
Property, plant and equipment – net	965,087	963,718
Operating lease right-of-use assets	155,044	164,494
Goodwill	56,192	56,192
Intangible assets	39,333	40,095
Other assets	41,106	41,042
Total assets	$1,710,753	$1,706,148

LIABILITIES
Current liabilities:
Accounts payable	$284,334	$284,016
Accrued liabilities	30,546	45,945
Income taxes payable	579	1,100
Operating lease liabilities – short-term	43,670	44,354
Deferred income and customer advances	11,303	14,536
Total current liabilities	370,432	389,951
Deferred income taxes	150,641	154,061
Operating lease liabilities – long-term	112,690	121,201
Line of credit – long-term	270,000	215,000
Other liabilities	10,701	10,719
Total liabilities	914,464	890,932

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,345,325 shares issued and 26,959,036 outstanding at March 31, 2026; 33,177,824 shares issued and 26,864,035 outstanding at December 31, 2025	334	332
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Treasury stock at par (6,386,289 shares at March 31, 2026; 6,313,789 shares at December 31, 2025)	(64)	(63)
Additional paid-in capital	144,066	142,932
Retained earnings	642,949	663,019
Accumulated other comprehensive income	9,004	8,996
Total stockholders' equity	796,289	815,216
Total liabilities and stockholders' equity	$1,710,753	$1,706,148

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Sales	$404,183	$377,791

Costs, expenses and other:
Cost of goods sold	400,381	324,320
Selling, general and administrative expenses	22,518	23,409
Interest expense, net	2,430	1,541
Other non-operating income, net	(469)	(408)
Total costs, expenses and other	424,860	348,862

Income (loss) before taxes	(20,677)	28,929
Income tax expense (benefit)	(5,131)	5,585
Net income (loss)	$(15,546)	$23,344

Earnings per common share
Basic	$(0.58)	$0.87
Diluted	$(0.58)	$0.86

Weighted average common shares outstanding
Basic	26,980,742	26,838,146
Diluted	26,980,742	27,289,144

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(15,546)	$23,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,958	19,178
(Gain) loss on disposal of assets	4	(210)
Deferred income taxes	(3,420)	4,054
Stock-based compensation	2,045	1,978
Amortization of deferred financing fees	123	155
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(53,497)	(33,652)
Inventories	35,137	(10,471)
Taxes receivable	(487)	448
Accounts payable	16,162	19,362
Income taxes payable	(521)	1,543
Accrued liabilities	(15,163)	(4,949)
Deferred income and customer advances	(3,233)	(10,956)
Other assets and liabilities	2,106	1,619
Net cash provided by (used for) operating activities	(15,332)	11,443

Cash flows from investing activities:
Expenditures for property, plant and equipment	(35,936)	(34,062)
Other investing activities	(227)	(2,732)
Net cash used for investing activities	(36,163)	(36,794)

Cash flows from financing activities:
Borrowings from line of credit	139,500	118,500
Repayments of line of credit	(84,500)	(98,500)
Principal payments of finance leases	(263)	(247)
Dividend payments	(4,313)	(4,290)
Purchase of treasury stock	(1,275)	(1,486)
Issuance of common stock	154	154
Net cash used for financing activities	49,303	14,131

Net change in cash and cash equivalents	(2,192)	(11,220)
Cash and cash equivalents at beginning of period	19,766	19,564
Cash and cash equivalents at the end of period	$17,574	$8,344

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$11,006	$14,605

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2026	2025
Net cash provided by (used for) operating activities	$(15,332)	$11,443
Expenditures for property, plant and equipment	(35,936)	(34,062)
Free cash flow (1)	$(51,268)	$(22,619)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.
The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$(15,546)	$23,344
Non-cash stock-based compensation	2,045	1,978
Non-recurring, unusual or extraordinary expense	—	—
Non-cash amortization from acquisitions	532	532
Strategic advisory and professional fees	—	—
Income tax benefit relating to reconciling items	(440)	(430)
Adjusted Net income (loss) (non-GAAP)	(13,409)	25,424
Interest expense, net	2,430	1,541
Income tax expense (benefit) - Adjusted	(4,691)	6,015
Depreciation and amortization - Adjusted	20,426	18,646
Adjusted EBITDA (non-GAAP)	$4,756	$51,626

Sales	$404,183	$377,791

Adjusted EBITDA Margin (non-GAAP) (2)	1.2%	13.7%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$(15,546)	$23,344
Adjusted Net income (non-GAAP)	(13,409)	25,424

Weighted-average number of common shares outstanding - basic	26,980,742	26,838,146
Dilutive effect of equity awards and other stock-based holdings	—	450,998
Weighted-average number of common shares outstanding - diluted	26,980,742	27,289,144

EPS - Basic	$(0.58)	$0.87
EPS - Diluted	$(0.58)	$0.86
Adjusted EPS - Basic (non-GAAP)	$(0.50)	$0.95
Adjusted EPS - Diluted (non-GAAP)	$(0.50)	$0.93

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(4)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(5)	~$58	Ammonia
2025	~$5	~$6	—	~$14	~$25	Sulfuric Acid
2026E	—	$10-$15	—	~$7	$17-$22	Ammonia

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(4) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.